                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               March 16, 1998



                           JENSON INTERNATIONAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Nevada                                       0-12825                               84-0916272
(STATE OR OTHER JURISDICTION                         (COMMISSION                            (IRS EMPLOYER
     OF INCORPORATION)                               FILE NUMBER)                         IDENTIFICATION NO.)

Room 1008-9, Shun Tak Centre, West Tower
168-200 Connaught Road, Central, Hong Kong                                                         N/A
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                                        (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (852) 2548-0781



                       BEST MEDICAL TREATMENT GROUP, INC.
            45110 Club Drive, Suite B, Indian Wells, California 92210
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

The Current Report on Form 8-K, previously filed by the Registrant on March 27, 1998, is hereby amended to add thereto the following information and financial data:

ITEM 1.       CHANGE IN CONTROL OF REGISTRANT.
ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to a certain Share Exchange Agreement dated as of March 12, 1998 (the "Agreement") by and between Jenson International, Inc. (f/k/a/ Best Medical Treatment Group, Inc.) (the "Company") and C.M. Cheng (the "Shareholder"), the Company acquired from the Shareholder all of the outstanding shares of Wonderwide Consultants Limited (BVI) ("Wonderwide") in exchange for the issuance to the Shareholder of 2,230,000 shares of Common Stock of the Registrant. The closing date of the transaction was March 16, 1998.

         Section 2.04 of the Agreement provides that in the event that Wonderwide's consolidated net income, as audited under United States generally accepted accounting principles, is less than $2.5 million for the year ended December 31, 1997, then the Shareholder will cancel that number of shares of Common Stock necessary to increase Company earnings per share of Common Stock to that level that would have existed had Wonderwide's 1997 earnings met the minimum level stated above (before adjustment for any splits or new issuances post closing). Wonderwide's consolidated net income, as audited under U.S. generally accepted accounting principles for the fiscal year ended December 31, 1997, was $793,736. In accordance with Section 2.04 of the Agreement, an aggregate of 1,886,022 shares of Common Stock issued to the Shareholder on the closing date of the Agreement were automatically cancelled effective as of May 17, 1999 (which is the date of completion of the audit of Wonderwide's financial statements for the fiscal year ended December 31, 1997).

         Subsequent to the closing date of the Agreement, the Shareholder agreed to transfer to Wonderwide all of the issued and outstanding capital stock of Jenson International Travel Services Limited ("Jenson Travel") in exchange for the issuance to the Shareholder by the Company of 1,275,673 shares of Common Stock. The Shareholder also has agreed to contribute to the Company the sum of RMB36,535,000, representing the approximate net income of the group tour business now conducted by Jenson Travel for the years ended December 31, 1995, 1996, 1997 and 1998. In addition, the Shareholder has provided certain operating advances to the Company from time to time, in the aggregate amount of RMB70,000,000. With respect to such advances, the Company and the Shareholder have agreed that (i) RMB36,535,000 shall be applied to offset in full the obligation of the Shareholder to contribute to the Company an amount equal to the approximate net income of the group tour business now conducted by Jenson Travel for the years ended December 31, 1995, 1996, 1997 and 1998, and (ii) in exchange for the remaining amount of such advances of RMB33,465,000, the Company shall issue to the Shareholder an aggregate of 501,484 shares of Common Stock. The foregoing transactions are described in an Investment Agreement dated as of May 18, 1999 entered into by and between the Company and the Shareholder.

         After giving effect to (i) the cancellation of 1,886,022 shares of Common Stock pursuant to Section 2.04 of the Agreement, (ii) the issuance of 1,275,673 shares of Common Stock to the

Shareholder in exchange for the contribution by the Shareholder to Wonderwide of 100% of the capital stock of Jenson Travel, and (iii) the issuance of 501,484 shares of Common Stock to shareholder in exchange for certain operating advances previously made to the Company by the Shareholder, a total of 2,654,514 shares of Common Stock are issued and outstanding, of which 2,121,135 shares are held by the Shareholder.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The following financial statements relating to the transaction contemplated by the Share Exchange Agreement dated March 12, 1998 by and between the Company and the Shareholder are filed herewith:

                  WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES

                           Independent Auditors Report

                           Audited consolidated balance sheets as of December 31, 1997 and 1996

                           Audited Consolidated Statements of Operations, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 1997

                           Notes to Financial Statements

(c)      Exhibits.

                           10.4 Investment Agreement dated as of May 18, 1999 by and between Jenson International, Inc. and C.M. Cheng

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JENSON INTERNATIONAL, INC.

Date:  May 20, 1999                    By           /s/ C.M. Cheng
                                         --------------------------------------
                                                C.M. Cheng
                                                President

                        WONDERWIDE CONSULTANTS LIMITED
                        AND SUBSIDIARIES
                        (Incorporated in the British Virgin Islands with limited liability)

                        Consolidated Balance Sheets as of
                        December 31, 1997 and 1996, and
                        Related Consolidated Statements
                        of Operations, Shareholder's
                        Equity, and Cash Flows for Each
                        of the Three Years in the Period
                        Ended December 31, 1997 and
                        Independent Auditors' Report

WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES (Incorporated in the British Virgin Islands with limited liability)

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1996, AND RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, SHAREHOLDER'S EQUITY, AND CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997 AND INDEPENDENT AUDITORS' REPORT

CONTENTS                                                                                                PAGE
--------                                                                                                ----
INDEPENDENT AUDITORS' REPORT...................................................................         F - 1


CONSOLIDATED BALANCE SHEETS....................................................................         F - 2


CONSOLIDATED STATEMENTS OF OPERATIONS..........................................................         F - 3


CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY................................................         F - 4


CONSOLIDATED STATEMENTS OF CASH FLOWS..........................................................         F - 5


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.....................................................         F - 6

         INDEPENDENT AUDITORS' REPORT

         TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF WONDERWIDE CONSULTANTS LIMITED
         (Incorporated in the British Virgin Islands with limited liability)

         We have audited the accompanying consolidated balance sheets of Wonderwide Consultants Limited and its subsidiaries (the "Group") as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Wonderwide Consultants Limited and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

         Our audits also comprehended the translation of Renminbi amounts into United States dollar ("US$") amounts and, in our opinion, such translation has been made in conformity with the basis stated in note
         2. Such US$ amounts are presented solely for the convenience of readers in the United States of America.

         We draw your attention to note 13 to the consolidated financial statements which state that the Group is exposed to certain risks through its operations in the People's Republic of China.

         The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the deficiency in the Group's working capital raises substantial doubt as to its ability to continue as a going concern. Management's plans concerning these matters are also discussed in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         DELOITTE TOUCHE TOHMATSU

         Hong Kong
         May 18, 1999

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
      (Incorporated in the British Virgin Islands with limited liability)

                           CONSOLIDATED BALANCE SHEETS


                                                                            As of December 31,
                                                                --------------------------------------------
                                                                1996               1997                 1997
                                                                ----               ----                 ----
                                                                 RMB                RMB                  US$
                                                                                                      (note 2)
                                     ASSETS

Current assets:
  Cash and cash equivalents ........................          1,573,885             816,557              98,380
  Accounts receivable, net of allowance for
    doubtful accounts of RMB693,891 and
    RMB639,470 for 1996 and 1997,
    respectively (notes 4 and 8a) ..................          1,566,832          15,430,374           1,859,081
  Inventories ......................................            932,507             779,198              93,879
  Prepayments, deposits and other receivables ......            311,317             410,570              49,467
                                                            -----------         -----------         -----------
Total current assets ...............................          4,384,541          17,436,699           2,100,807
Property, plant and equipment, net of
  accumulated depreciation and amortization
  of RMB43,069,396 and RMB46,974,826 for
  1996 and 1997, respectively (note 5) .............         37,702,786          34,134,339           4,112,571
                                                            -----------         -----------         -----------
Total assets .......................................         42,087,327          51,571,038           6,213,378
                                                            -----------         -----------         -----------

        LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Short-term bank borrowings (note 6) ..............         23,281,069          24,964,050           3,007,717
  Accounts payable .................................          3,215,622           3,369,771             405,997
  Accrued hotel advisory fee .......................          3,125,395           3,345,359             403,055
  Interest payable .................................          2,500,722           2,600,106             313,266
  Statutory provision for staff welfare and benefits
    (note 7) .......................................          8,217,229           9,376,307           1,129,676
  Accrued expenses .................................          5,229,572           5,579,487             672,227
  Other creditors ..................................          1,299,811           1,431,002             172,410
  Amount due to the principal shareholder (note 8b)           6,061,488           4,647,522             559,942
  Income tax payable ...............................                 --             513,000              61,807
                                                            -----------         -----------         -----------
Total current liabilities ..........................         52,930,908          55,826,604           6,726,097
                                                            -----------         -----------         -----------
Advances from the principal shareholder (note 8c) ..         70,000,000          70,000,000           8,433,735
                                                            -----------         -----------         -----------
Commitments and contingencies (note 16)

Shareholder's equity:
  Ordinary share capital, US$1 par value, 50,000
       shares authorized, 1 share outstanding ......                  8                   8                   1
  Additional paid-in capital .......................            107,008             107,008              12,893
  Accumulated deficit ..............................        (80,950,597)        (74,362,582)         (8,959,348)
                                                            -----------         -----------         -----------
Total deficiency of shareholder's equity ...........        (80,843,581)        (74,255,566)         (8,946,454)
                                                            -----------         -----------         -----------
Total liabilities and shareholder's equity .........         42,087,327          51,571,038           6,213,378
                                                            -----------         -----------         -----------

         See accompanying notes to the consolidated financial statements

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
      (Incorporated in the British Virgin Islands with limited liability)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                  Year ended December 31,
                                                                 --------------------------------------------------------
                                                                 1995             1996             1997              1997
                                                                 ----             ----             ----              ----
                                                                  RMB              RMB              RMB               US$
                                                                                                                   (note 2)
Revenues:
  Hotel operations:
    Rooms............................................          6,336,215       7,044,523          6,720,133         809,655
    Food and beverage................................          6,815,137       6,604,973          5,570,167         671,104
    Other operating departments......................          2,361,625       1,593,320          1,164,540         140,306
    Sales tax........................................           (785,962)       (748,531)          (668,813)        (80,580)
                                                              ----------      ----------         ----------       ---------
                                                              14,727,015      14,494,285         12,786,027       1,540,485
  Consultancy services...............................               -                -           15,480,000       1,865,060
  Other..............................................            248,434         518,085            135,977          16,383
  Sales tax for consultancy services.................               -               -              (387,000)        (46,627)
                                                              ----------      ----------         ----------       ---------
Total revenue........................................         14,975,449      15,012,370         28,015,004       3,375,301
                                                              ----------      ----------         ----------       ---------

Operating expenses:
  Hotel operations by department:
    Rooms..............................................          1,643,261       1,770,583          1,782,072         214,707
    Food and beverage..................................          4,602,364       4,490,224          3,899,733         469,847
    Other operating departments........................          1,416,205         401,274            392,637          47,306
Other operating expenses:
    Administrative and general.........................          4,007,651       2,972,634          2,370,281         285,576
    Depreciation and amortization......................          5,848,664       4,131,413          4,016,213         483,881
    Electricity, gas and water.........................          2,542,991       2,727,601          2,365,605         285,013
    Provision for staff welfare and benefits...........            896,096       1,074,382            809,845          97,572
    Repairs and maintenance............................            475,970         522,211            725,741          87,439
    Salaries and allowances............................          2,712,333       2,543,867          2,574,494         310,180
                                                                ----------      ----------         ----------       ---------
Total operating expenses...............................         24,145,535      20,634,189         18,936,621       2,281,521
                                                                ----------      ----------         ----------       ---------
Net operating (loss) income............................         (9,170,086)     (5,621,819)         9,078,383       1,093,780
Interest expense.......................................         (3,369,251)     (1,837,040)        (1,977,368)       (238,237)
                                                                ----------      ----------         ----------       ---------
(Loss) income before income taxes......................        (12,539,337)     (7,458,859)         7,101,015         855,543
Income taxes (note 9)..................................               -               -               513,000          61,807
                                                                ----------      ----------         ----------       ---------
Net (loss) income for the year.........................        (12,539,337)     (7,458,859)         6,588,015         793,736
                                                                ----------      ----------         ----------       ---------


Unaudited pro forma information (notes 3 and 18):
Historical income before income taxes..................                                             7,101,015         855,543
Pro forma adjustments :
  Net group tour commission income.....................                                            12,621,000       1,520,602
  Consulting fee payable to the principal shareholder..                                              (309,600)        (37,301)
  Management fee to a related company..................                                              (385,200)        (46,409)
  Pro forma income taxes...............................                                            (1,764,000)       (212,530)
                                                                                                   ----------       ---------
Pro forma net income for the year......................                                            17,263,215       2,079,905
                                                                                                   ----------       ---------

         See accompanying notes to the consolidated financial statements

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
      (Incorporated in the British Virgin Islands with limited liability)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                      Ordinary share capital
                                                         ----------------------------------------------
                                                                             Amount         Additional
                                                           Shares         par value of        paid-in         Accumulated
                                                         outstanding        US$1 each         capital           deficit
                                                         -----------        ---------         -------           -------
                                                                               RMB              RMB               RMB
Balance at January 1, 1995..................                      1               8             107,008        (60,952,401)
Net loss....................................                   -               -                   -           (12,539,337)
                                                            -------         -------            --------         ----------

Balance at December 31, 1995................                      1               8             107,008        (73,491,738)
Net loss....................................                   -               -                   -            (7,458,859)
                                                            -------         -------            --------         ----------

Balance at December 31, 1996................                      1               8             107,008        (80,950,597)
Net income..................................                   -               -                   -             6,588,015
                                                            -------         -------            --------         ----------

Balance at December 31, 1997................                      1               8             107,008        (74,362,582)
                                                            -------         -------            --------         ----------

Translated to US$
Balance at December 31, 1997
  (note 2)..................................                      1         US$   1           US$12,893      (US$8,959,348)
                                                            -------         -------           ---------       ------------

         See accompanying notes to the consolidated financial statements

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 Year ended December 31,
                                                                 ------------------------------------------------------------
                                                                 1995               1996              1997               1997
                                                                 ----               ----              ----               ----
                                                                  RMB                RMB               RMB                US$
                                                                                                                       (note 2)
Cash flows from operating activities:
  Net (loss) income ....................................      (12,539,337)       (7,458,859)        6,588,015           793,736
  Adjustments to reconcile net (loss) income to
    net cash provided by (used in) operating activities:

      Depreciation and amortization ....................        5,848,664         4,131,413         4,016,213           483,881
      Provision for doubtful accounts ..................          558,059           129,764           (54,421)           (6,557)
      (Gain) loss on disposal of fixed assets ..........          (68,365)         (148,878)            8,660             1,043
      Changes in working capital components:

        Accounts receivable ............................         (126,583)           21,926       (13,809,121)       (1,663,750)
        Inventories ....................................          618,250           118,025           153,309            18,471
        Prepayments, deposits and other receivables ....         (545,337)          354,003           (99,253)          (11,958)
        Accounts payable ...............................       (1,867,542)            1,389           154,149            18,572
        Accrued hotel advisory fee .....................            2,000           101,709           219,964            26,502
        Interest payable ...............................        1,005,247            53,818            99,384            11,974
        Statutory provision for staff welfare and
          benefits .....................................        1,218,571         1,839,860         1,159,078           139,648
        Accrued expenses ...............................        3,669,131           631,150           349,915            42,159
        Other creditors ................................          444,311           512,066           131,191            15,806
        Amount due to the principal shareholder ........        2,584,113           259,627        (1,413,966)         (170,357)
        Income tax payable .............................               --                --           513,000            61,807
                                                              -----------       -----------       -----------       -----------
Net cash provided by (used in) operating activities ....          801,182           547,013        (1,983,883)         (239,023)
                                                              -----------       -----------       -----------       -----------

Cash flows from investing activities:
  Purchase of fixed assets .............................          (92,232)         (572,214)         (616,426)          (74,268)
  Proceeds from the disposal of fixed assets ...........          181,000           746,000           160,000            19,277
                                                              -----------       -----------       -----------       -----------
Net cash provided by (used in) investing activities ....           88,768           173,786          (456,426)          (54,991)
                                                              -----------       -----------       -----------       -----------

Cash flows from financing activities:
  New bank borrowings ..................................               --                --        10,000,000         1,204,819
  Repayment of bank borrowings .........................       (1,044,765)          (69,062)       (8,317,019)       (1,002,050)
                                                              -----------       -----------       -----------       -----------
Net cash provided by (used in) financing activities ....       (1,044,765)          (69,062)        1,682,981           202,769
                                                              -----------       -----------       -----------       -----------
Net (decrease) increase in cash and cash equivalents ...         (154,815)          651,737          (757,328)          (91,245)

Cash and cash equivalents
  Beginning of the year ................................        1,076,963           922,148         1,573,885           189,625
                                                              -----------       -----------       -----------       -----------
  End of year ..........................................          922,148         1,573,885           816,557            98,380
                                                              -----------       -----------       -----------       -----------

Supplemental disclosures of cash flow information:
  Interest paid ........................................        2,364,004         1,783,222         1,877,984           226,263
                                                              -----------       -----------       -----------       -----------

         See accompanying notes to the consolidated financial statements

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       REORGANIZATION AND BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared for the share exchange transaction between Cheng Chao Ming and Jenson International Inc. ("Jenson") (formerly known as Best Medical Treatment Group Inc.), a company incorporated in Nevada, the United States of America. Jenson acquired the Company on March 16, 1998 in a transaction constituting a reverse acquisition. Accordingly, the Company's principal shareholder, Cheng Chao Ming, became the majority shareholder of Jenson since that date.

         The consolidated financial statements include the accounts of Wonderwide Consultants Limited (the "Company" or "Wonderwide") and its subsidiaries, King Yuen Investment & Development Limited ("King Yuen"), Qin Dynasty Hotel (Xian) Ltd. ("Qin Dynasty") and Malee Consultants Limited ("Malee"), hereinafter collectively referred as the "Group". Because the Group has been under common control for all periods presented, the consolidated financial statements have been prepared to reflect the consolidated financial position, results of operations and cash flows of the Group at historical cost as if the structure of the Group had been in existence at the beginning of the period presented in a manner similar to the pooling-of-interests method. Accordingly, the Group's consolidated financial statements include the financial position, results of operations and cash flows of the Company, Malee, King Yuen and Qin Dynasty as if the Company had been the holding company of these companies for all periods presented.

         On March 6, 1998, Wonderwide, a newly formed British Virgin Islands ("BVI") company, became the holding company of King Yuen, a company incorporated in the Hong Kong Special Administrative Region ("HK"), through the deferral of King Yuen's existing paid-in capital held by Cheng Chao Ming, the principal shareholder of the Group under common control, and the allotment of 900 shares of King Yuen's share capital at the par value of HK$1,000 per share. The deferred shares, which are not held by the Group, carry no rights to dividends or to receive notice of or to attend or vote at any general meeting of the respective companies or to participate in any distribution on winding up and only entitle the holder to receive non-cumulative dividends for any financial year in which King Yuen's net profits exceed HK$1,000,000,000. The Company has been granted an option by the holders of the deferred shares to acquire these shares at a nominal amount.

         King Yuen was incorporated during 1985 for the sole purpose of effecting a Sino-foreign co-operative joint venture agreement (the "CJV Agreement") signed with an unrelated party in the People's Republic of China ("PRC"), the PRC Joint Venture Partner, to establish Qin Dynasty. The investment in Qin Dynasty by King Yuen was mainly financed by an interest free advance from the principal shareholder, Cheng Chao Ming.

         King Yuen had also signed a contract with an entity formerly associated with Cheng Chao Ming, which was disposed of on December 28, 1994, to provide certain consulting services to establish a temple theme park in the PRC for the period from 1995 to 1999. This entity was beneficially owned by and controlled by Mr. Lee Seow Pheng and Mr. Zhang Rui Lin.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

1.       REORGANIZATION AND BASIS OF PRESENTATION - continued

         Following a reorganization of Cheng Chao Ming's private businesses in 1996, the consultancy services under the contract were carried out by Malee instead of King Yuen. On May 13, 1998, King Yuen, the entity formerly associated with Cheng Chao Ming and Malee signed a new contract to formalize the transfer of the consultancy contract business to Malee and provide for similar services to be carried out by Malee for the period from 1997 to 1999 ("Temple Contract").

         On December 8, 1995, King Yuen entered into an arrangement with Guangzhou Universal Ocean Biological Science Corporation to provide consulting services to establish an ocean park in Xian. As part of the above-mentioned reorganization of Cheng Chao Ming's private businesses in 1996, the consulting services under the agreement have been provided by Malee instead of King Yuen since 1997. On June 2, 1998, an agreement was entered into to formalize this arrangement for the period from 1997 to 2000 (the "Ocean Park Contract").

         On May 27, 1998, Wonderwide became the holding company of Malee, a company incorporated in 1994 in the BVI, through the acquisition of the Malee's existing paid-in capital held by Cheng Chao Ming. Malee is principally engaged in providing consultancy services to PRC parties. Apart from the accounts receivable and an interest free advance to the principal shareholder, Malee had no other significant assets and liabilities at May 27, 1998.

         In addition, the group tour coordination business will be carried out by Malee upon the formation of agency agreements with certain related parties (see note 18).

         Qin Dynasty is a Sino-foreign co-operative joint venture enterprise registered in the PRC on November 20, 1986 and principally engaged in the ownership and operation of a hotel in Xian. Qin Dynasty has an original joint venture term of 15 years which was extended to 30 years ending on November 20, 2016.

         According to the CJV Agreement, the PRC Joint Venture Partner was responsible for the injection of the land on which the hotel was built and to make applications to the PRC authorities for the land use rights. King Yuen was responsible for financing Qin Dynasty to build the hotel for the amounts as stipulated in the CJV Agreement. King Yuen is also responsible for operating the hotel. The hotel commenced operations in July 1990. Qin Dynasty also entered into an agreement with an unrelated party to provide hotel management advisory services to the hotel. The advisory fee is payable at 1.75% of total hotel revenues.

         According to the CJV Agreement, the operating results of Qin Dynasty shall be split between King Yuen and the PRC Joint Venture Partner at the profit sharing ratios of 8 to 2 in the first 8 years of operations and 6 to 4 thereafter. Upon termination of the joint venture, the property, plant and equipment of Qin Dynasty shall be unconditionally transferred to and owned by the PRC Joint Venture Partner. The remaining assets and liabilities of Qin Dynasty shall be split between King Yuen and the PRC Joint Venture Partner at the ratio of 7 to 3, respectively.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

1.       REORGANIZATION AND BASIS OF PRESENTATION - continued

         After a year of operation of the hotel, a supplemental agreement to the CJV Agreement has been reached between the parties that the PRC Joint Venture Partner will enjoy a fixed annual return of RMB600,000 from Qin Dynasty instead of the profit share in Qin Dynasty. Although annual payments were made to the PRC Joint Venture Partner every year since the commencement of operation of the hotel in July 1990, no formal documentation of such supplemental agreement was made between the parties until May 29, 1998. As a result, King Yuen is entitled to 100% of Qin Dynasty's operating results after the payment of the annual fixed fee to the PRC Joint Venture Partner. The annual fixed fee paid and payable to the PRC Joint Venture Partner for each of the three years in the period ended December 31, 1997 was RMB600,000 per year.

         All significant intra-group transactions and balances have been eliminated on consolidation.

         The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and are presented in Renminbi as the operations of the Group are predominantly denominated in Renminbi. This basis of accounting differs from that used in the preparation of the statutory financial statements of the relevant PRC subsidiary which are prepared in accordance with the accounting principles and relevant financial regulations established by the Ministry of Finance of the PRC.

         These consolidated financial statements have been prepared on the going-concern basis of accounting notwithstanding that the Group has a deficiency in its working capital which assumes the Group will realize its assets and discharge its liabilities in the normal course of business. Should the Group be unable to continue as a going concern, it may be required to realize its assets and settle its liabilities at amounts substantially different from the current carrying values. The Group's ability to continue as a going concern is dependent on the continued financial support of its principal shareholder, Cheng Chao Ming, who has signed a letter of financial support to the Group.

         The Company and its subsidiaries are principally engaged in the operation of a hotel and the provision of consulting services. As a result, changes in the economic environment in which these operations exist, including changes in the cost or availability of labor or materials, could have a material impact on the Group.

2.       SIGNIFICANT ACCOUNTING POLICIES

         REVENUE RECOGNITION - Revenue represents the invoiced value for services provided, net of discounts. Revenue is recognized when services are rendered to customers.

         INVENTORIES - Inventories consist primarily of food and beverage products as well as consumable supplies and are stated at the lower of cost or market value. Cost is calculated using the first-in, first-out method.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

2.       SIGNIFICANT ACCOUNTING POLICIES - continued

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost less accumulated depreciation and amortization. Expenditures for normal repairs and maintenance that do not significantly extend the life of the property, plant and equipment is expensed as incurred. Depreciation and amortization are provided using the straight-line method based on the estimated useful lives of the assets as follows:

         Buildings...................................................           25 years
         Furniture and fixtures......................................            5 years
         Plant, machinery and equipment..............................      5 to 10 years
         Motor vehicles..............................................            5 years

         IMPAIRMENT OF LONG-LIVED ASSETS - The Company regularly reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying amount of an asset may not be recoverable based upon undiscounted cash flows expected to be produced by such assets over their expected useful lives.

         INCOME TAXES - Income taxes are determined using the liability method which requires deferred taxes be adjusted to reflect the tax rates at which future taxable amounts will be settled or recognized. The effects of tax rate changes on future deferred tax liabilities and deferred tax benefits, as well as other changes in income tax laws, are recognized in net earnings in the period when such changes are enacted.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand, cash accounts, interest-bearing savings accounts, and short-term bank deposits with original maturities of three months or less.

         FOREIGN CURRENCY TRANSLATION - The financial records and the statutory financial statements of the Company's PRC subsidiary are maintained in Renminbi. In preparing the financial statements, all foreign currency transactions are translated into Renminbi using the applicable rates of exchange, quoted by the Shenzhen Foreign Exchange Adjustment Center (the "swap center") for the respective periods. Monetary assets and liabilities denominated in foreign currencies have been translated into Renminbi using the rate of exchange quoted by the swap center prevailing at the balance sheet date. The resulting exchange gains or losses have been credited or charged to the consolidated statements of operations in the period in which they occur.

         The Company's share capital is denominated in United States dollars ("US$") and for reporting purposes, the US$ share capital amounts have been translated into Renminbi ("RMB") at the applicable rates prevailing on the transaction date.

         Translation of amounts from RMB into US$ is for the convenience of the reader only and has been made at the swap center rate of US$1.00 = RMB8.3 as quoted by the People's Bank of China on December 31, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

2.       SIGNIFICANT ACCOUNTING POLICIES - continued

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         EFFECTS OF RECENT ACCOUNTING STANDARDS - In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments in financial statements issued to the public and also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which amends the disclosure requirements for pensions and other postretirement benefits.

         The Company's results of operations and financial position have not been affected by implementation of SFAS No. 131 and No. 132. The Standards are both effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which amends SFAS No. 52, "Foreign Currency Translation", to permit special accounting for a hedge of a foreign currency forecasted transaction with a derivative. It supersedes SFAS No. 80, "Accounting for Futures Contracts", No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", and No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments". It amends SFAS No. 107, "Disclosure about Fair Value of Financial Instruments", to include in No. 107 the disclosure provisions about concentrations of credit risk from No. 105. It also establishes reporting standards for derivative instruments and for hedging activities.

         SFAS No. 133 not yet adopted is effective for financial statements for periods beginning after June 15, 1999 and requires comparative information for earlier years to be restated. Due to the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

3.       UNAUDITED PRO FORMA INFORMATION

         UNAUDITED PRO FORMA INCOME STATEMENT ADJUSTMENTS - The objective of the pro forma information is to show what the significant effects on the historical net income for 1997 might have been had the Company implemented its reorganization and the injection of the group tour business into the Company by the principal shareholder, (which occurred subsequent to December 31, 1997), at January 1, 1997. Adjustments have been made to the pro forma information for the year ended December 31, 1997 to reflect (i) the injection of the group tour business into the Company by the principal shareholder as described below and related tax effect, (ii) the consulting fee payable to the principal shareholder of the Company in respect of consultancy services, and (iii) the management fee payable to a related company for the provision of office, administrative and accounting services to the Group (see note
         18e).

         As stipulated in the agency agreements entered into on February 1, 1999, effective January 1, 1999 with four related party entities (collectively referred to as the "Agents") in which Cheng Chao Ming has beneficial ownership interests, the Agents have appointed Jenson International Services Limited ("Jenson Travel"), a company acquired by the Company on January 1, 1999, in which Cheng Chao Ming had beneficial ownership interests, to handle their customers for the operation of the Hong Kong, Macau and Xian stages of arranged trips. On February 1, 1999, effective January 1, 1999, Jenson Travel also entered into a contract with an unrelated party, which was appointed as a sub-contractor for the operation of the Xian stages of the trips and at the same time, this unrelated party also entered into a contract with Qin Dynasty to appoint Qin Dynasty as the sub-contractor for the operation of the Xian stages of the trips. Jenson Travel will provide customers with sight-seeing services and accommodation arrangement services in Hong Kong and Macau whereas Qin Dynasty will provide these services in Xian. The group tour commission income represents the Group's share of the Agents' net income as stipulated in the agency agreements less operating costs incurred.

         On February 1, 1999, effective January 1, 1999, the Group entered into a consulting contract with Cheng Chao Ming for consulting services provided for the Temple Contract and the Ocean Park Contract. The annual consulting fee payable to Cheng Chao Ming is fixed at 2% of the consulting service fee income recognized by the Group as stipulated in the two contracts.

         On May 7, 1999, effective January 1, 1999, the Group entered into a management agreement whereby a related company outside the Group in which Cheng Chao Ming has a beneficial ownership interest will provide office space, administrative and accounting services. The management fee has been agreed upon at a monthly payment of HK$30,000.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

4.       ACCOUNTS RECEIVABLE

         Accounts receivable consisted of the following:

                                                                                                 As of December 31,
                                                                                                 ------------------
                                                                                             1996                  1997
                                                                                             ----                  ----
                                                                                              RMB                   RMB
         Accounts receivable - trade............................................            2,260,723             2,174,844
                                     - consulting fees..........................                 -               13,895,000
         Less: Allowance for doubtful accounts..................................             (693,891)             (639,470)
                                                                                            ---------            ----------
                                                                                            1,566,832            15,430,374
                                                                                            ---------            ----------


         Changes to the allowance for doubtful accounts during the year were as follows:

                                                                                          As of December 31,
                                                                                          ------------------
                                                                                1995             1996              1997
                                                                                ----             ----              ----
                                                                                 RMB              RMB               RMB
         Balance as of beginning of year..........................               6,068           564,127          693,891
         Provided during the year.................................             559,268           131,625            1,413
         Written off during the year..............................              (1,209)           (1,861)         (55,834)
                                                                               -------           -------          -------
         Balance as of end of year................................             564,127           693,891          639,470
                                                                               -------           -------          -------


         Subsequent to the balance sheet date, the accounts receivable for consulting fees have been fully repaid.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following:


                                                                                                 As of December 31,
                                                                                                 ------------------
                                                                                             1996                  1997
                                                                                             ----                  ----
                                                                                              RMB                   RMB
         At cost:
           Buildings............................................................           29,710,216            30,018,407
           Furniture and fixtures...............................................            7,194,469             7,194,469
           Plant, machinery and equipment.......................................           41,809,300            41,872,227
           Motor vehicles.......................................................            2,058,197             2,024,062
                                                                                           ----------            ----------

             Total..............................................................           80,772,182            81,109,165
           Less: Accumulated depreciation and amortization......................          (43,069,396)          (46,974,826)
                                                                                           ----------            ----------

                                                                                           37,702,786            34,134,339
                                                                                           ----------            ----------


         Additions, disposals and depreciation and amortization of property, plant and equipment for each of the three years in the period ended December 31, 1997 are as follows:


                                                                                      Year ended December 31,
                                                                                      -----------------------
                                                                              1995             1996              1997
                                                                              ----             ----              ----
                                                                               RMB              RMB               RMB
         At cost:
           Additions..............................................             92,232           572,214           616,426
           Disposals - net book value.............................            112,635           597,122           168,660
           Depreciation and amortization..........................          5,848,664         4,131,413         4,016,213

         The Group has an annual operating lease commitment of RMB120,000 in respect of the land on which the buildings are located until 2001. The Group has obtained legal advice that the term can be extended to 2016 as the joint venture term of Qin Dynasty had already been extended to that date and is in the process of applying for the extension. Details of the operating lease commitments are described in note 16.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

6.       SHORT-TERM BANK BORROWINGS

                                                                                                 As of December 31,
                                                                                                 ------------------
                                                                                             1996                  1997
                                                                                             ----                  ----
                                                                                              RMB                   RMB
         Short-term bank borrowings comprise:
         Secured bank borrowings................................................           15,963,640            17,658,445
         Unsecured bank borrowings..............................................            7,317,429             7,305,605
                                                                                           ----------            ----------
                                                                                           23,281,069            24,964,050
                                                                                           ----------            ----------


         Interest rates of the short-term bank borrowings are generally based on London Interbank Offered Rates ("LIBOR") and the floating interest rates on foreign currencies of the Bank of China. At December 31, 1996 and 1997, the interest rates of the short-term bank borrowing ranged from 5.18% to 7.9% and 5.18% to 9.24%, respectively.

         The bank borrowings are repayable on demand and there are no significant covenants or financial restrictions relating to the Group's short-term debt. The bank borrowings mature in December 1999.

         Details of assets pledged by the Group are described in note 15.

7.       STATUTORY PROVISION FOR STAFF WELFARE AND BENEFITS

         As stipulated by PRC government regulations, Qin Dynasty shall make provisions on various categories of staff welfare and benefits for all their permanent staff in Xian. The aggregated rate of these statutory provisions in Xian during the years ended December 31, 1995, 1996 and 1997 were approximately 83%, 83% and 68% of the basic salary of the permanent staff of Qin Dynasty, respectively. The total provision of staff welfare and benefits of the Group for the years ended December 31, 1995, 1996 and 1997 were RMB2,130,690, RMB2,023,504 and
         RMB1,583,908, respectively.

         The statutory provision for staff welfare and benefits in Xian includes amounts for a defined contribution retirement plan (see note 11), staff housing fund and inflation allowances.

         The monthly contribution of the defined contribution retirement plan, labour and medical insurance fund, staff housing fund and inflation allowances for the years ended December 31, 1995 and 1996 were calculated at 18%, 40%, 24% of the basic salary and RMB20 per person, respectively, of the Qin Dynasty's permanent staff. The monthly contributions of these provisions for the year ended December 31, 1997 were calculated at 20.5%, 17%, 30% of the basic salary and RMB 20 per person, respectively, of the Qin Dynasty's permanent staff.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

8.       RELATED PARTY TRANSACTIONS

         (a)      Personal guarantees from the principal shareholder

                  Included in accounts receivable as of December 31, 1997 were trade receivables from two unrelated parties amounting to RMB13,895,000 for which Cheng Chao Ming has given personal guarantees to the Company for their repayment.

                  These trade receivables are related to two service contracts signed between Malee and two unrelated parties on May 13, 1998 and June 2, 1998 to document previous consultancy service arrangements provided to the unrelated parties for the establishment of a temple and an amusement park in the PRC, referred to as the Temple Contract and the Ocean Park Contract, respectively (see note 1).

         (b)      Amount due to the principal shareholder

                  The amount due to the principal shareholder mainly represents advances from Cheng Chao Ming to the Group. The amount is interest free and has no fixed repayment terms. No material movement was noted during the year ended December 31, 1997 and the decrease in the year represented settlement from consulting fees receivable.

         (c)      Advances from the principal shareholder

                  The advances from the principal shareholder is interest free. Subsequent to the balance sheet date, the shareholder agreed to convert it to equity of Jenson (see note 18).

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

9.       INCOME TAXES

         The components of (loss) income before income taxes are as follows:


                                                                                        Year ended December 31,
                                                                                        -----------------------
                                                                                1995             1996              1997
                                                                                ----             ----              ----
                                                                                 RMB              RMB               RMB
         United States of America.................................                 -                 -                -
         BVI......................................................                 -                 -          15,093,000
         HK.......................................................                 -                 -                -
         PRC......................................................          (12,539,337)       (7,458,859)      (7,991,985)
                                                                             ----------         ---------       ----------
                                                                            (12,539,337)       (7,458,859)       7,101,015
                                                                             ----------         ---------       ----------


         No provision for income taxes for the years ended December 31, 1995 and 1996 has been made as the Company and its subsidiaries had no taxable income in those years. The provision for income taxes of the Group for the year ended December 31, 1997 was RMB513,000.

         United States of America

         The Company is subject to taxes in the United States of America but had no taxable income for the years ended December 31, 1995, 1996 and 1997.

         British Virgin Islands

         The Company's subsidiaries incorporated in the British Virgin Islands ("BVI") are not taxed in the BVI. Under current BVI laws, dividends and capital gains arising from the BVI subsidiaries' investments are not subject to income taxes, and no withholding tax is imposed on payments of dividends by the BVI subsidiaries to the Company. Subsidiaries in the BVI had no taxable income for the years ended December 31, 1995 and 1996. The provision for income taxes of a BVI subsidiary in the PRC for the year ended December 31, 1997 was RMB513,000.

         Hong Kong

         The Company's subsidiary incorporated in HK is subject to the Hong Kong Profits Tax at the applicable tax rate (currently 16.0%) on its assessable profits computed in accordance with the Inland Revenue Ordinance in HK. The HK subsidiary has no assessable profits for the years ended December 31, 1995, 1996 and 1997.

         Under current HK laws, dividends and capital gains arising from the HK subsidiary's investments are not subject to Hong Kong Profits Tax, and no withholding tax is imposed on payments of dividends by the HK subsidiary to the Company.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

9.       INCOME TAXES - continued

         PRC

         The Company's subsidiary registered in the PRC other than HK are subject to China income taxes at the applicable tax rate (currently 33%) on taxable income as reported in their statutory financial statements in accordance with the relevant income tax laws applicable to foreign enterprises. The subsidiary in the PRC had no taxable income for the years ended December 31, 1995, 1996 and 1997.

         A reconciliation between the credit (provision) for income taxes computed by applying the statutory tax rates in the PRC for 1995, 1996 and 1997 to (loss) income before income taxes and the income tax provision is as follows:

                                                                                        Year ended December 31,
                                                                                ---------------------------------------
                                                                                1995             1996              1997
                                                                                ----             ----              ----
                                                                                 RMB              RMB               RMB
         PRC statutory rate.......................................                33%               33%              33%
                                                                             ---------         ---------        ---------
         Credit (provision) for income taxes at statutory
           rate on (loss) income before income taxes for
           the year...............................................           4,137,981         2,461,423       (2,343,335)
         Income not subject to income taxes.......................                -                 -           4,467,690
         Expiration of net operating loss carryforwards...........          (1,779,915)       (2,258,241)      (2,209,183)
         Decrease in valuation allowance..........................          (2,358,066)         (203,182)        (428,172)
                                                                             ---------         ---------        ---------
         Income tax provision.....................................                -                 -            (513,000)
                                                                             ---------         ---------        ---------

         Operating losses of sino-cooperative joint ventures in the PRC can be carried forward for a period of five years to offset future taxable income. Expiration of net operating loss carryforwards represented the net operating losses of Qin Dynasty which expired in each of the three years in the period ended December 31, 1997.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

9.       INCOME TAXES - continued

         Deferred income taxes reflect the net tax effect of temporary differences between the amounts of assets and liabilities for income tax purposes compared with the respective amounts for financial statement purposes. At December 31, 1996 and 1997 deferred income taxes comprised the following:

                                                                                                   At December 31,
                                                                                             --------------------------
                                                                                             1996                  1997
                                                                                             ----                  ----
                                                                                              RMB                   RMB

         Deferred tax assets (liabilities):
         Excess of tax over financial reporting depreciation....................             (177,852)             (700,092)
         Net operating loss carryforwards.......................................           12,260,413            13,197,651
         Allowance for doubtful accounts........................................              208,043               208,043
         Allowance for obsolete inventories.....................................               57,507                70,681
                                                                                           ----------            ----------
                                                                                           12,348,111            12,776,283
         Valuation allowance....................................................          (12,348,111)          (12,776,283)
                                                                                           ----------            ----------
                                                                                                 -                     -
                                                                                           ----------            ----------


10.      FOREIGN CURRENCY EXCHANGE

         The legal currency of the PRC is the Renminbi, which is subject to foreign exchange controls and is not freely convertible at this time into foreign exchange. The State Administration for Foreign Exchange ("SAFE") is the administrative body of the State Council and the People's Bank of China that is empowered with the functions of administering all matters relating to foreign exchange, including the enforcement of foreign exchange control regulations.

         On January 29, 1996 and effective from April 1, 1996, the State Council promulgated new Regulations of the People's Republic of China for the Control of Foreign Exchange ("Control of Foreign Exchange Regulations") which superseded the 1980 regulations. The Control of Foreign Exchange Regulations classify all international payments and transfers into current account items and capital account (representing capital and investment loan to be contributed) items. Current account items are no longer subject to SAFE approval while capital account items still are. The Control of Foreign Exchange Regulations were subsequently amended on January 14, 1997. This latest amendment affirmatively states that the State shall not restrict international current account payments and transfers.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

10.      FOREIGN CURRENCY EXCHANGE- continued

         On June 18, 1996, the People's Bank of China ("PBOC"), authorized by the State Council, further announced that, effective from July 1, 1996, the sale and purchase of foreign exchange by foreign-invested enterprises shall be included in the settlement and payment of foreign exchange by banks. Concurrently, on amendment of the Provisional Regulations, the "Regulations for the Administration of Settlement, Sale and Payment of Foreign Exchange" effective from July 1, 1996, were promulgated, which superseded the Provisional Regulations and abolished the remaining restrictions on convertibility of foreign exchange in current account items. However, receipt and payment of foreign exchange in capital account items are still subject to restriction.

         Except for foreign-invested enterprises or other enterprises which are specially exempted by relevant regulations, all entities in the PRC must sell their foreign exchange income to designated foreign exchange banks.

         Chinese enterprises (including foreign-invested enterprises, i.e. Qin Dynasty) which require foreign exchange for transactions relating to current account items, may, without the approval of the State Administration of Foreign Exchange, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks, on the strength of valid receipts and proof. Foreign-invested enterprises which need foreign exchange for the distribution of profits to the shareholders, and Chinese enterprises which in accordance with regulations are required to pay dividends to shareholders in foreign exchange may, on the strength of board resolutions on the distribution of profits, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks. Foreign-invested enterprises may also enter into foreign exchange transactions in the remaining Swap Centers.

         Convertibility of foreign exchange relating to capital account items, such as direct investment and capital contributions, is still subject to restriction, and prior approval from the SAFE and the relevant branch must be sought. Although Qin Dynasty is restricted from transferring funds to other group companies in the form of loans or advances, it may distribute profits to the shareholders.

         The unified exchange rate of the RMB equivalent of US$1.00 as of December 31, 1995, 1996 and 1997 was RMB8.32, RMB8.32 and RMB8.30,
         respectively.

11.      RETIREMENT PLAN

         Except for Qin Dynasty, the Group does not have any retirement plans in operation during the years ended December 31, 1995, 1996 and 1997.

         As stipulated by the PRC government regulations, the Qin Dynasty has a defined contribution retirement plan for all its permanent staff. The monthly contributions of Qin Dynasty for permanent staff to the defined contribution retirement plan was calculated at 18%, 18% and 20.5% of the basic salary of the permanent staff for the years ended December 31, 1995, 1996 and 1997, respectively. The pension costs expensed by the Group during the years ended December 31, 1995, 1996 and 1997 amounted to RMB351,857, RMB413,939 and RMB506,355, respectively.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

12.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 "Disclosure about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop estimates of fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

         The carrying amounts of cash and cash equivalents, short-term bank borrowings, amount due to the principal shareholder, accounts receivable and accounts payable are reasonable estimates of their fair value due to the short maturity of the instruments.

13.      CONCENTRATION OF RISKS

         The Group's operating assets and primary source of income and cash flows are its interest in the PRC subsidiary and services provided by the BVI subsidiary in the PRC and in various countries. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Group will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations or the rate or method of taxation in the PRC.

         As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement which may have adverse effects on the Group. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

         The Group obtained foreign currency bank loans for working capital purposes. For the risks relating to foreign currency, please refer to note 10.

         The Group's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable from customers. Cash is maintained with major banks in the PRC. The Group's business activities are with customers in the PRC and in various countries. The Group periodically performs credit analyses and monitors the financial condition of its clients in order to minimize credit risk.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

14.      SEGMENT INFORMATION

         The Group has two reportable segments which are hotel operations and consultancy services. The hotel operation includes a hotel and related services provided in Xian, the PRC. The consultancy services are provided to two unrelated parties in respect of the establishment of a temple and an amusement park in the PRC.

         The Group accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

         The Group's reportable segments are strategic business units that offer different services. They are managed separately, other than the group tour coordination and consultancy services which are managed by the same management, because each business requires different marketing strategies due to the different location of customers.

         The following is a summary of information regarding the Group's operations by principal activities for the year ended December 31, 1997:

                                                                                               1997
                                                                     ---------------------------------------------------
                                                                       Hotel               Consultancy
                                                                     operation              services               Total
                                                                     ---------              --------               -----
                                                                        RMB                    RMB                  RMB
         Revenue from external customers........................        12,922,004           15,093,000          28,015,004
                                                                                                                 ----------
         Total revenue for reportable segments..................                                                 28,015,004
                                                                                                                 ----------
         Segment (loss) profit..................................        (7,991,985)          15,093,000           7,101,015
                                                                                                                 ----------
         Income before income taxes.............................                                                  7,101,015
                                                                                                                 ----------
         Segment assets.........................................        35,984,030           15,480,000          51,464,030
         Corporate assets.......................................                                                    107,008
                                                                                                                 ----------
         Consolidated total.....................................                                                 51,571,038
                                                                                                                 ----------
         Supplemental information
           Interest expenses....................................         1,977,368                 -              1,977,368
           Depreciation and amortization........................         4,016,213                 -              4,016,213
           Expenditures for segment assets......................           616,426                 -                616,426
                                                                                                                 ----------

         The Group did not provide consultancy services and was only engaged in the hotel operation for the years ended December 31, 1995 and 1996. Cheng Chao Ming, substantially the sole individual involved in providing the consultancy services, did not allocate any of his compensation for consulting services since the amount would not have been material (see note 3).

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

14.      SEGMENT INFORMATION - continued

         The Group operated in the PRC for the three years ended December 31, 1997 and all long-lived assets of the Group were located in the PRC at December 31, 1995, 1996 and 1997.

         Revenue from two customers of the Group's consultancy services represents RMB15,093,000 of the Group's consolidated revenue in 1997.

15.      PLEDGE OF ASSETS

         The net book value of the property, plant and equipment pledged to banks as of December 31, 1996 and 1997 amounted to RMB22,758,893 and RMB21,986,421, respectively.

16.      COMMITMENTS AND CONTINGENCIES

         The Group had no capital commitments as of December 31, 1996 and 1997.

         The Group leases land in the PRC on which the Group's hotel is located. The annual rental payment of RMB120,000 is fixed until 2001.

         The Group has an annual commitment of RMB600,000 (see notes 1) payable to the PRC Joint Venture Partner in accordance with a supplemental agreement of the sino-foreign co-operative joint venture agreement until 2016.

         Total rental expense charged to operations during the years ended December 31, 1995, 1996 and 1997 was RMB796,732, RMB738,000 and
         RMB743,615, respectively.

         At December 31, 1997, the minimum future rental commitments under non-cancelable leases payable over the remaining terms of the leases are:

                                                                                                                 Payable to
                                                                                                                   the PRC
                                                                                               Land               Venturer
                                                                                               ----               --------
                                                                                                RMB                  RMB
         1998...................................................................              120,000               600,000
         1999...................................................................              120,000               600,000
         2000...................................................................              120,000               600,000
         2001...................................................................              120,000               600,000
         2002...................................................................                 -                  600,000
         2003 through 2016......................................................                 -                8,400,000
                                                                                              -------            ----------
                                                                                              480,000            11,400,000
                                                                                              -------            ----------

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

17.      LITIGATION

         In August 1988, Qin Dynasty signed a loan agreement (the "Loan Agreement") with a finance company in the PRC (the "Plaintiff" ) to raise a loan of US$2 million. According to the Loan Agreement, the loan bore interest at the 6-months LIBOR rate plus 0.8% per annum and was repayable 24 months after the first drawn down date in 4 equal half yearly installments of US$500,000. The loan is secured by a RMB 10 million deposit (approximately equivalent to the loan amount on the drawn down date) provided by Cheng Chao Ming to the Plaintiff and earned interest from the Plaintiff at a fixed annual interest rate of 7.2%. The Plaintiff was required to refund the deposit to Cheng Chao Ming in 4 equal half yearly installments of RMB2,500,000 on the maturity dates of the 4 half yearly principal installments of US$ 500,000 at April 3, 1991, September 3, 1991, April 3, 1991 and
         September 3, 1992, respectively. However, neither Qin Dynasty repaid any portion of the loan nor did the Plaintiff request for settlement during the period because the Company contends there was a verbal agreement (the "Verbal Agreement") between the parties that the quarterly principal repayment of US$500,000 should be treated as being set-off with RMB2,500,000 of the deposit in case of default in repayment.

         The Plaintiff demanded its first request for the settlement of the US$ 2 million in March 1994 and Qin Dynasty refused to repay the loan in view of the existence of the Verbal Agreement.

         The Plaintiff then brought legal action against Qin Dynasty and the verdict was made by the court in the PRC in May 1996 in accordance with the PRC laws that the first three installments of loan repayment with an aggregated value of US$1.5 million should be set-off with RMB7.5 million of Cheng Chao Ming's deposit. Qin Dynasty, however, should repay the forth loan installment of US$500,000 to the Plaintiff in return for the refund of the RMB2,500,000 deposit to Cheng Chao Ming. All related interest income, expenses and penalty interest for the delay of repayment in respect of the US$500,000 loan principal and RMB2,500,000 deposit should be computed and settled in accordance with the loan agreement. Respective liabilities arising from the loan by Qin Dynasty have been accrued in accordance with the verdict as of December 31, 1997.

         The Plaintiff has lodged an appeal. However, the Company's directors believe that no adverse event will be brought to the Group concerning the pending litigation.

                 WONDERWIDE CONSULTANTS LIMITED AND SUBSIDIARIES
       (Incorporated in the British Virgin Islands with limited liability)

18.      SUBSEQUENT EVENTS

         (a) Subsequent to December 31,1997, Jenson International, Inc. issued 140,000 shares of its common stock to an unaffiliated party (the "Consultant") in accordance with a consultancy service agreement signed on January 2, 1998 for services provided by the Consultant prior to March 16, 1998.

                  The consultancy fee of US$21,000 had been determined based on the fair value of the common stock to be issued as of the date of these shares being granted to the Consultant and was accrued by Jenson as professional expenses in January 1998.

         (b) On March 16, 1998, Jenson acquired all of the outstanding ordinary share capital of the Company from Cheng Chao Ming through the issuance of 1,895,500 shares to Cheng Chao Ming in accordance with a share exchange agreement.

         (c) Subsequent to December 31, 1997, the Group had entered into contracts for the renovation of the hotel in Xian amounting to approximately RMB17,380,000.

         (d) On January 1, 1999, the Company entered into a sale and purchase agreement to acquire, for a contribution of HK$200,000, the entire issued share capital of Jenson International Travel Services Limited ("Jenson Travel") in which Cheng Chao Ming had beneficial ownership interests.

         (e) As stipulated in the agency agreements entered into on February 1, 1999, effective January 1, 1999, with four related party entities, (collectively referred to as the "Agents") in which Cheng Chao Ming has beneficial ownership interests, the Agents have appointed Jenson Travel to handle their customers within the Hong Kong, Macau and Xian stages of arranged trips. On February 1, 1999, effective January 1, 1999, Jenson Travel also entered into a contract with an unrelated party, which was appointed as a sub-contractor for the operation of the Xian stages of the trips and at the same time, this unrelated party also entered into a contract with Qin Dynasty to appoint Qin Dynasty as the sub-contractor for the operation of the Xian stages of the trips. Jenson Travel will provide customers with sight-seeing services and accommodation arrangement services in Hong Kong and Macau whereas Qin Dynasty will provide these services in Xian.

         (f) On February 1, 1999, effective January 1, 1999, the Group entered into a consulting contract with Cheng Chao Ming for consulting services provided for the Temple Contract and the Ocean Park Contract. The annual consulting fee payable to Cheng Chao Ming is fixed at 2% of the consulting service fee income recognized by the Group as stipulated in the two consulting contracts.

         (g) On May 7, 1999, effective January 1, 1999, the Group entered into a management agreement whereby a related company outside the Group in which Cheng Chao Ming has a beneficial ownership interest will provide office space, administrative and accounting services. The management fee has been agreed upon at a monthly payment of HK$30,000.

         (h) Subsequent to the balance sheet date, Cheng Chao Ming agreed to forego repayment on the advances made by him of RMB70,000,000 in exchange for 501,484 shares of common stock of Jenson.

                               INDEX TO EXHIBITS

10.4 Investment Agreement dated as of May 18, 1999 by and between Jenson International, Inc. and C.M. Cheng